USA MUTUALS
AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 16th day of February, 2009, to the Fund Accounting Servicing Agreement dated as of August 29, 2005, as amended (the "Agreement"), is entered into by and between USA MUTUALS, a Delaware business trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC,  a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers on one or more counterparts as of the date and year first written above.

USA MUTUALS	U.S. BANCORP FUND SERVICES, LLC

By: /s./ Joseph Neuberger	By: /s/ Michael R. McVoy

Name: Joseph Neuberger	Name: Michael R. McVoy
Title: Chairman	Title: Executive Vice President

Exhibit B to the Fund Accounting Servicing Agreement

USA Mutuals Effective 3/1/2009 Fund Accounting Services Annual Fee Schedule

Asset Based Fees*
• Base fee of $_____ on the first $_____.
**Base fees on additional portfolios will be renegotiated**
• _____ basis points on the next $_____
• _____ basis point on the balance

CCO Support Services - $_____ per year*

Advisor Information Source:
• $_____ per month per fund
• $_____ per fund per month for clients using an external administration service
  $_____ per hour custom development – quoted based upon client requirements

Fees are billed monthly
* Subject to CPI Increase, Milwaukee MSA

Multiple classes prices separately

Conversion and extraordinary services quoted separately

NOTE – All schedules to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate actions, and factor services:
• $_____ Domestic and Canadian Equities
• $_____ Options
• $_____ Corp/Gov/Agency Bonds
• $_____ CMO’s
• $_____ International Equities and Bonds
• $_____ Municipal Bonds
• $_____ Money Market Instruments
• $_____/fund/month – Mutual Fund Pricing
• $_____/ Equity Security/Month Corporate Actions
• $_____/ month Manual Security Pricing (>10/day)
• Factor Services (Bond/Buyer)
             -$_____/ CMO/month
             -$_____/ Mortgage Backed/month
             -$_____/ month minimum per fund group